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ExproFuels, Inc.                                                   EXHIBIT 11.1
Statement Regarding Computation of Per Share Earnings

                                                 Three Months Ended
                                                   November 30,                             Years Ended August 31,
                                            1996               1995              1996               1995               1994
                                            ----               ----              ----               ----               ----

Net (Loss) Per Common Shareholder       ($  210,550)       ($  170,806)       ($  645,014)       ($  985,881)       ($  872,907)
                                        -----------        -----------        -----------        -----------        -----------

Common Stock Shares Used in
Primary Per Share Calculation

Weighted average number of Common         4,000,000          4,000,000          4,000,000          4,000,000          4,000,000
Shares                                  -----------        -----------        -----------        -----------        -----------
Common stock equivalents:
  Dilutive effect of stock                       --                 --                 --                 --                 --
  options (1)                           -----------        -----------        -----------        -----------        -----------


Weighted Average Common Shares            4,000,000          4,000,000          4,000,000          4,000,000          4,000,000
Used in Primary Per Share               ===========        ===========        ===========        ===========        ===========
Calculations

Primary (Loss) Per Share                ($     0.05)       ($     0.04)       ($     0.16)       ($     0.25)       ($     0.22)
                                        ===========        ===========        ===========        ===========        ===========
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(1) Stock options outstanding are not considered equivalents as their impact would be antidulitive.